EXHIBIT 10.1

                            AMENDMENT NUMBER ONE TO
                             1995 STOCK OPTION PLAN

By the affirmative vote of the stockholders at Telescan's Annual Meeting of Stockholders held on June 18, 1997, Section 6 of the 1995 Stock Option Plan is amended to read in its entirety as follows:

      6.    NON EMPLOYEE DIRECTOR PARTICIPATION

            (a) GRANTS OF AWARDS - The Compensation Committee shall have full discretion to grant Options to Non-Employee Directors at such times as it deems appropriate, to determine the number of shares of Common Stock underlying such Options, and to determine the other terms and provisions thereof subject to the other terms of the Plan.

            (b) NON-TRANSFERABILITY - Each option granted to Non-Employee Directors by its term shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, and shall be exercised during the lifetime of the Optionee only by him. Except as set forth herein, no Option granted to Non-Employee Directors or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee otherwise, or by made subject to execution, attachment or similar process.

      IN WITNESS WHEREOF, this Amendment Number One is executed effective as of June 18, 1997.

TELESCAN, INC.

By: /s/ GERI FRIES
Name: Geri Fries
Title: Corporate Secretary